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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             The Score Board, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:


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                             THE SCORE BOARD, INC.
                            1951 OLD CUTHBERT ROAD
                         CHERRY HILL, NEW JERSEY 08034

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                         SUPPLEMENT TO PROXY STATEMENT

                               ----------------

TO OUR SHAREHOLDERS:

  On November 14, 1997, The Score Board, Inc. (the "Company") announced that Kenneth Goldin, Chairman of the Board and Chief Executive Officer of the Company, had given the Company notice of his intention to resign as Chief Executive Officer. Mr. Goldin subsequently notified the Company that the last day of his employment was December 4, 1997 and that he was also resigning as Chairman of the Board of Directors and as a director.

  As a result of Mr. Goldin's resignation as a director, the Board of Directors intends to reduce the number of directors to be elected at the Annual Meeting of Shareholders from six to five. The Company will hold its Annual Meeting of Shareholders on December 10, 1997 and will conduct the business of the meeting at such time except for the election of directors. After all the business of the Annual Meeting has been conducted except for the election of directors, the Company will adjourn the Annual Meeting until 10:00 a.m. on December 22, 1997, at which time the vote on the election of directors will be held. The adjourned Annual Meeting will be held at the Company's main offices at 1951 Old Cuthbert Road, Cherry Hill, New Jersey, 08034, at 10:00 a.m. on December 22, 1997. After the Annual Meeting, the Board of Directors may consider other persons for appointment to the Board of Directors.

  Any shareholder who desires to revoke a previously executed proxy may do so by executing and delivering a new proxy or by filing written notice of revocation of the proxy with the Secretary of the Company prior to the voting of the proxy at the adjourned Annual Meeting on December 22, 1997, or by voting in person by written ballot at the adjourned Annual Meeting on December 22, 1997.

                                          By Order of the Board of Directors,

                                          Patrick J. Wujcik,
                                          Secretary
December 5, 1997